Exhibit 4.f
FEDERAL SIGNAL CORPORATION
1415 W. 22nd Street
Oak Brook, Illinois 60523-9945
(630) 954-2000
Fax: (630) 954-2030
SECOND GLOBAL AMENDMENT AND WAIVER
TO NOTE PURCHASE AGREEMENTS
Note Purchase Agreement dated as of June 1, 1999,
as supplemented by a First Supplement dated as of May 15, 2001, a Second Supplement dated as of November 15, 2001 and
a Third Supplement dated as of December 1, 2002
Master Note Purchase Agreement dated as of June 1, 2003
Dated as of March 15, 2011
To the Holders of the Senior Notes
  of Federal Signal Corporation
  Named in the Attached Annex I
Ladies and Gentlemen:
          Federal Signal Corporation, a Delaware corporation (the “Company”), agrees with you as follows:
1. PRELIMINARY STATEMENT.
          Reference is made to (i) the Note Purchase Agreement, dated as of June 1, 1999, by and among the Company and each of the Purchasers named in Schedule A thereto, as supplemented by a First Supplement dated as of May 15, 2001 by and among the Company and each of the Purchasers named in Schedule A thereto (“First Supplement”), a Second Supplement dated as of November 15, 2001 by and among the Company and each of the Purchasers named in Schedule A thereto (“Second Supplement”) and a Third Supplement dated as of December 1, 2002 by and among the Company and each of the Purchasers named in Schedule A thereto (“Third Supplement”) and as amended by that certain Global Amendment to Note Purchase Agreements dated as of April 27, 2009 (the “Global Amendment”) and (such Note Purchase Agreement, as so amended and supplemented, the “1999 Note Agreement”) and (ii) the Master Note Purchase Agreement, dated as of June 1, 2003, by and among the Company and the Purchasers named in Schedule A thereto (as amended by the Global Amendment, the “2003 Note Agreement” and, together with the 1999 Note Agreement, collectively, the “Note Agreements”).

          Pursuant to the Note Agreements the following series of Senior Notes were issued, all or a portion of which remain outstanding:
$50,000,000 10.79% Senior Notes, Series 1999-A, due June 15, 2011;
$50,000,000 10.60% Senior Notes, Series 2001-A, Tranche 2, due May 30, 2011;
$60,000,000 9.24% Senior Notes, Series 2002-A, due December 15, 2012;
$10,000,000 Floating Rate Senior Notes, Series 2003-A, Tranche 3, due June 30, 2013 (all of the Senior Notes referenced above are hereinafter referred to as the “Existing Notes”).
          Each register for the registration and transfer of Existing Notes indicates that you and each of the other parties named in Annex I to this Second Global Amendment and Waiver to Note Purchase Agreements (this “Amendment Agreement”) are currently the holders of the entire outstanding principal amount of the Existing Notes. You are referred to herein individually as a “Holder” and collectively as the “Holders.” Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Note Agreements.
2. AMENDMENTS OF NOTE AGREEMENTS.
          Upon the effectiveness of this Amendment as provided in Section 7 below, each of the Holders hereby agrees that the Note Purchase Agreements are hereby amended in the manner specified in Exhibit A to this Amendment Agreement (the “Amendments”).
3. AMENDMENT AND RESTATEMENT OF EXISTING NOTES.
3.1. Amendment and Restatement of Existing Notes.
          Upon the effectiveness of this Amendment as provided in Section 7 below, each of the Existing Notes of each Series is, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in this Amendment Agreement (except that the principal amount and the payee of each Existing Note shall remain unchanged). The Existing Notes, as amended and restated consistent with Exhibits B-1, B-2, B-3 or B-4, as the case may be, shall be hereinafter referred to, individually, as a “Note” and, collectively, as the “Notes.” Any Note issued on or after the Effective Date (as defined below) shall be in the form of Exhibit B-1, B-2, B-3 or B-4 to this Amendment Agreement, as the case may be. The term “Notes” as used in each Note Agreement shall include each Note delivered pursuant to any provision of such Note Agreement (and as hereafter amended) and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.
3.2. Replacement Notes.

          Upon the request of any Holder at any time, the Company will issue a replacement Note or Notes in favor of each record holder of an Existing Note in exchange for such holder’s Existing Notes.
4. WAIVER.
          Upon the effectiveness of this Amendment as provided in Section 7 below, each of the Holders hereby agrees that the Defaults or Events of Default arising under (a) Section 11(c) of each of the Note Agreements as a result of the failure of the Company to comply with its obligations set forth in Section 10.13 of each of the Note Agreements as of December 31, 2010, and (b) Section 11(d) of each of the Note Agreements as a result of (i) the failure of the Company to provide at least 30 days prior written notice of the prepayment of the Notes to be made on or prior to the Effective Date in accordance with Section 7.8 of this Amendment Agreement, and (ii) the failure of the Company to comply with its obligations under Section 8.2 of each of the Note Agreements in respect of the minimum amount of the Notes of any series permitted to be prepaid and (c) Section 11(f) of each of the Note Agreements as a result of (i) the failure of the Company to comply with Section 6.2 of the Credit Agreement with respect to the representation and warranty that each Domestic Subsidiary is a guarantor of the obligations of the Company under the Credit Agreement, (ii) the failure of the Company to comply with Section 8.1(b) of the Credit Agreement with respect to the requirement that the Company cause each Domestic Subsidiary which has not become a guarantor of the obligations of the Company under the Credit Agreement to execute a Subsidiary Guaranty Agreement (as defined in the Credit Agreement) in respect thereof and the related actions set forth in clauses (ii) through (iv) therein, (iii) the failure of the Company to comply with Section 8.1(c) of the Credit Agreement with respect to the covenant to update Schedule 6.2 of the Credit Agreement to reflect then-existing Inactive Domestic Subsidiaries (as defined in the Credit Agreement), (iv) a breach of the representation contained in Section 7.2(b) of the Credit Agreement each time a borrowing of a loan was made during fiscal year 2010 on or prior to December 31, 2010 due to an inaccuracy of the representation made under the final sentence of Section 6.4 of the Credit Agreement, (v) the failure of the Company to comply with Section 8.16 of the Credit Agreement as of December 31, 2010 and (vi) the failure of the Company to comply with Section 2.3 of the Credit Agreement requiring that three Business Days’ prior notice of such prepayment be provided to the Bank Agent (the Defaults or Events of Default set forth in clauses (a), (b) and (c) above are, collectively, referred to herein as the “Specified Defaults”) shall be permanently waived (the “Waiver”).
          The Waiver set forth in this Section 4 shall be limited precisely as written and shall be effective only for the Specified Defaults. Such Waiver shall not entitle the Company to any future waiver in similar or other circumstances. The Holders reserve their respective rights, in their discretion, to exercise any or all of their rights and remedies under the Note Agreements and the Notes as a result of any Default or Event of Default other than the Specified Defaults.
5. REPRESENTATIONS AND WARRANTIES.
          To induce you to enter into this Amendment Agreement and consent to the Amendments, the Company represents and warrants as follows:

5.1. Authorization, etc.
          The execution and delivery of this Amendment Agreement by the Company and compliance by the Company with its obligations hereunder and under each Note Agreement and each Note, including the issuance of the Make-Whole Notes: (a) are within the corporate powers of the Company; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any property of the Company under the provisions of: (i) the Company’s Certificate of Incorporation; (ii) any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either the Company or its property; or (iii) any agreement or instrument to which the Company is a party or by which the Company or any of its property may be bound or any statute or other rule or regulation of any Governmental Authority applicable to the Company or its property.
          This Amendment Agreement, the grant of the Collateral by the Company and the Subsidiary Guarantors and the issuance of the Make-Whole Notes by the Company as contemplated hereby have been duly authorized by all necessary action on the part of the Company and the Subsidiary Guarantors. This Amendment Agreement, the Notes and the Make-Whole Notes issued on the date hereof have been executed and delivered by a duly authorized officer of the Company, and constitute, and each Note Agreement and the Notes, as amended by this Amendment Agreement, and each Make-Whole Note constitutes, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.2. No Defaults.
          After giving effect to this Amendment Agreement, (i) no Default or Event of Default exists or will exist and (ii) no event will have occurred and no condition will exist that results in, or could reasonably be expected to result in, a Material Adverse Effect.
5.3. Reaffirmation of Representations and Warranties.
          After giving effect to this Amendment Agreement and the Waiver set forth herein, each of the representations and warranties contained in Section 5 of each Note Agreement is true and correct in all material respects with the same force and effect as if made by the Company on and the date hereof (or, if any representation or warranty is expressly stated to have been made as of a specific date, as of such date), except (a) for such changes, facts, transactions and occurrences that have been publicly disclosed by the Company (including in its financial statements and in its filings with the Securities and Exchange Commission), (b) for changes in the ordinary course of business and other changes that have not had and could not reasonably be expected to have a Material Adverse Effect and (c) the representations contained in Section 5.5 of each Note Agreement shall be deemed to refer to the draft unaudited financial statements of the Company for the fiscal year ended December 31, 2010.
5.4. Solvency.

          After giving effect to the consummation of the transactions contemplated hereby (i) each of the fair value and the present fair saleable value of the assets (including any rights of subrogation or contribution to which such Person is entitled) of the Company and each Subsidiary Guarantor is greater than its debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) and the maximum estimated amount required to pay such debts and liabilities as such debts and liabilities mature or otherwise become payable; (ii) the Company and each Subsidiary Guarantor is able and expects to be able to pay its debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) as they mature; and (iii) the Company and each Subsidiary Guarantor does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.
5.5. Private Offering.
          Neither the Company nor anyone acting on its behalf has offered the Make-Whole Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the holders of the 1999 Notes, each of which has been offered the Make-Whole Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Make-Whole Notes to the registration requirements of Section 5 of the Securities Act or to the registration or listing requirements of any securities or blue sky laws of any applicable jurisdiction.
6. REPRESENTATION OF EACH HOLDER.
          Each Holder represents that it is the beneficial holder of the outstanding principal amount of the Existing Notes set forth opposite its name as set forth on Annex I and that this Amendment Agreement has been duly authorized, executed and delivered by it or on its behalf.
7. EFFECTIVENESS.
          This Amendment Agreement shall become effective and binding upon the Company and the Holders on the date (the “Effective Date”) of the satisfaction in full of the following:
7.1. Execution and Delivery of this Amendment Agreement.
          The Company and all Holders shall have executed and delivered this Amendment Agreement.
7.2. Amendment to Credit Agreement.
          The Company shall (a) deliver to each of the Holders or their counsel a copy of the fully executed third amendment and waiver to that certain Second Amended and Restated Credit Agreement dated as of April 25, 2007 (as amended, the “Credit Agreement”) between the Company, the guarantors party thereto, the Bank of Montreal, as agent (the “Bank Agent”), and the lenders party thereto (collectively, the “Lenders”), which shall be in form and substance reasonably acceptable to the Required Holders and shall have become effective, and (b) have repaid loans outstanding under the Credit Agreement in an aggregate amount equal to not less than $25,741,530.00 (representing 85.8051% of the Available Cash (as defined below) held by the Company and its Subsidiaries as of March 11, 2011).
7.3. Intercreditor Agreement.
          Each of the Bank Agent, the Company and the Holders shall have executed and delivered the Intercreditor Agreement.
7.4. Financial Statements.
     (a) The Holders shall have received an initial 13-week cash forecast for the Company and its Subsidiaries in form and substance reasonably satisfactory to the Required Holders.
     (b) The Holders shall have received draft unaudited financial statements for the Company and its Subsidiaries for the fiscal year ended December 31, 2010, and projected financial statements of the Company and its Subsidiaries, after giving effect to the transactions contemplated hereby, for the fiscal year ending December 31, 2011, in each case in form and substance reasonably satisfactory to the Required Holders.
7.5. Financial Advisor.
          The Company shall have retained a financial advisor satisfactory to the Required Holders; it being understood and agreed that Huron Consulting is satisfactory to the Required Holders.
7.6. Representation and Warranties.
          The representations and warranties set forth in Section 5 of this Amendment Agreement shall be true and correct on such date in all respects.
7.7. Performance; No Default; No Material Adverse Change.
          The Company shall have performed and complied with all agreements and conditions contained in this Amendment Agreement required to be performed or complied with by it prior to or on the Effective Date and no Default or Event of Default shall have occurred and be continuing (other than the Specified Defaults). No material adverse change shall have occurred in the business, financial condition, operations, assets or properties of the Company and its Subsidiaries taken as a whole, since December 31, 2010.
7.8. Prepayment of Notes.
          The Company shall have prepaid a principal amount of All Notes of All Series in an amount equal to 14.1949% of the aggregate amount of all cash held in the United States by the Company and its Subsidiaries in excess of $5,000,000 and all cash held outside the United States by the Company and its Subsidiaries in excess of $5,000,000, in each case as of March 11, 2011 (collectively, the “Available Cash”), but in any event not less than $4,258,470.00 in principal amount of such Notes. Such prepayment of All Notes of All Series shall be at a price of 100% of the principal amount of the Notes to be prepaid, plus interest accrued to the date of prepayment, plus (subject to clause (a) and clause (b) below) Make-Whole Amount and LIBOR Breakage Amount.
     (a) With respect to outstanding principal amounts, such prepayment shall be allocated among All Notes of All Series in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, based upon the principal amounts set forth in Annex I. Such payment of principal, plus interest accrued to the date of prepayment, plus LIBOR Breakage Amount, shall have been made in cash.
     (b) The Make-Whole Amounts payable in connection with such prepayment shall not be paid in cash at such time, but rather shall be capitalized in accordance with Section 2A and Section 8.10 of the 1999 Note Agreement (as amended by this Amendment Agreement, and the Company shall have issued new senior notes (collectively, the “Make-Whole Notes”) substantially in the form of Exhibit D-1, D-2 or D-3, respectively, to this Amendment Agreement evidencing such capitalized Make-Whole Amounts. Such Make-Whole Notes shall benefit from the grant of collateral pursuant to Section 8.1 hereof such that upon satisfaction of Section 8.1 hereof, the Make-Whole Notes shall be secured on a pari-passu basis with the Company’s Notes and other senior Indebtedness secured thereby.
7.9. Amendment Fee.
          The Company shall have paid to each Holder, on or prior to the Effective Date, an amendment fee equal to, in the aggregate, 0.50% of the outstanding principal amount of the Notes held by each such Holder as set forth in Annex I. The Company shall have delivered to each Holder a calculation and schedule of the amount of the cash payments to be made and the amount of the Make-Whole Notes to be issued to each Holder in connection with the amendment fee and the prepayment pursuant to Section 7.8.
7.10. Payment of Special Counsel Fees.
          The Company shall have paid all reasonable fees and out-of-pocket costs and expenses of special counsel to the Holders (to the extent invoiced).
7.11. Additional Subsidiary Guarantors.
          Each Domestic Subsidiary listed on Exhibit E hereto (which is not already a Subsidiary Guarantor) shall execute and deliver to the holders of the Notes the Subsidiary Guaranty or another guaranty agreement in substantially the form of the Subsidiary Guaranty.
7.12. Confirmation of Subsidiary Guaranty.
          Each Holder shall have received a Confirmation of Subsidiary Guaranty from each Subsidiary Guarantor in the form of the attached Exhibit C.
8. POST-CLOSING AGREEMENTS.

8.1. Grant of Security Interest.
          Within 30 days following the date hereof, the Company and the Subsidiary Guarantors shall execute and deliver to Bank of Montreal, as collateral agent (in such capacity, the “Collateral Agent”) under a collateral agency and intercreditor agreement in reasonable and customary form and substance, a security agreement (the “Security Agreement”) in reasonable and customary form and substance pursuant to which the Company and the Subsidiary Guarantors grant to the Collateral Agent, for the ratable benefit of the Bank Agent, the Lenders and the Holders, a valid, perfected and enforceable security interest in substantially all of the Company’s and the Subsidiary Guarantors’ personal property (including without limitation their accounts, chattel paper, instruments, documents, general intangibles, letter-of-credit rights, supporting obligations, deposit accounts, investment property, inventory, equipment, fixtures, commercial tort claims, real estate and certain other property, whether now owned or hereafter acquired or arising, and all proceeds thereof), provided that such security interest in the stock or other equity interests in first-tier Foreign Subsidiaries shall be limited to 66% of the total outstanding voting stock and 100% of the total outstanding non-voting stock of such foreign Subsidiary; together with (i) original stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests in each direct Domestic Subsidiary of the Company owned by the Company and each direct Domestic Subsidiary of the Subsidiary Guarantors owned by such Subsidiary Guarantors, (ii) stock powers for the collateral consisting of the stock or other equity interest in each direct Domestic Subsidiary executed in blank and undated, (iii) UCC financing statements to be filed against the Company and each Subsidiary Guarantor, as debtor, in favor of the Collateral Agent, as secured party, (iv) patent, trademark, and copyright collateral agreements to the extent requested by the Collateral Agent, and (v) deposit account, securities account, and commodity account control agreements to the extent requested by the Collateral Agent, in each case subject to customary exceptions and exclusions to be agreed and excluding any proposed collateral where the burden or cost of obtaining or perfecting a security interest therein outweighs the benefit of the Collateral afforded thereby, as reasonably determined by the Collateral Agent and the Required Holders, together with the legal opinion of counsel to the Company and the Subsidiary Guarantors in a customary and reasonable form as to such matters as the Collateral Agent and the Required Holders may reasonably request.
8.2. Mortgages.
          Within 60 days following the date hereof, the Company shall execute and deliver to the Collateral Agent a mortgage in recordable form (collectively, the “Mortgages”) with respect to the real property located in the United States owned by the Company and each Subsidiary Guarantor (other than the real property located in Pearland, Texas) and shall deliver to the Collateral Agent a mortgagee’s title insurance policy (or a prepaid binding commitment therefor) in reasonable and customary form and substance from a title insurance company acceptable to the Collateral Agent and the Required Holders insuring the lien of the Mortgages (in an amount not less than 105% of the appraised fair market value thereof) to be valid first priority Liens subject to no defects or objections which are unacceptable to the Collateral Agent or the Required Holders, in their reasonable discretion, together with such endorsements as the Collateral Agent and the Required Holders may reasonably require.

8.3. Surveys.
          Within 60 days following the date hereof, the Company shall deliver to the Collateral Agent a survey in reasonable and customary form and substance prepared by a licensed surveyor on each parcel of real property located in Streator, Illinois that is subject to the Lien of the Mortgages, which survey shall also state whether or not any portion of the real property is in a federally designated flood hazard area. To the extent any portion of the real property is in a federally designated flood hazard area, the Company shall provide evidence to the Collateral Agent and the holders of the Notes that it has obtained flood insurance reasonably satisfactory to the Collateral Agent and such Holders with respect to such property.
8.4. Environmental Report.
          Within 60 days following the date hereof, the Company shall deliver to the Collateral Agent a report of an independent firm of environmental engineers in reasonable and customary form and substance concerning the environmental hazards and matters with respect to the parcels of real property subject to the Lien of the Mortgages, and the Company shall use commercially reasonable efforts to obtain a reliance letter thereon in reasonable and customary form and substance.
8.5. Third-Party Waivers.
          The Company shall use commercially reasonable efforts to deliver to the Collateral Agent fully-executed landlord’s or warehouseman’s lien waivers within 60 days following the date hereof (or such later time as may be agreed to by the Collateral Agent in writing), each in reasonable and customary form and substance, to the extent required by the Security Agreement.
8.6. Account Control Agreements.
          Within 30 days (or such later time as may be agreed to by the Collateral Agent in writing) following the date hereof, the Company shall deliver to the Collateral Agent fully-executed deposit account control agreements with respect to each deposit account of the Company and the Subsidiary Guarantors on which the Collateral Agent is required by Section 9.6 of the Note Agreements to have a perfected lien, such agreements to be in reasonable and customary form and substance, with exclusions for trust and escrow accounts.
8.7. Insurance.
          Within 30 days following the date hereof, the Company shall deliver to the Collateral Agent and the holders of the Notes evidence of insurance required to be maintained under the Note Agreements, naming the Collateral Agent as mortgagee and lender’s loss payee, as applicable.
8.8. Board Resolutions.
          Within 10 days following the date hereof, the Company shall deliver to the Collateral Agent and the Holders copies of (a) the Company’s organizational documents, (b)

resolutions (or equivalent instrument) of the Company’s and each Subsidiary Guarantor’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Amendment Agreement and the Make-Whole Notes and the consummation of the transactions contemplated hereby, and (c) specimen signatures of the persons authorized to execute such documents on the Company’s and each Subsidiary Guarantor’s behalf, all certified in each instance by an appropriate officer.
8.9. Opinion.
          Within 10 days following the date hereof, the Holders shall have received opinions, dated the date hereof, from Jennifer Sherman, General Counsel for the Company, and Winston & Strawn LLP, special counsel for the Company, in form and substance reasonably satisfactory to the Holders and the Holders’ special counsel.
8.10. Event of Default.
          The Company and the Subsidiary Guarantors acknowledge and agree that any failure to comply with the terms and conditions set forth in this Section 8 shall constitute an Event of Default under each of the Note Agreements.
8.11. Effect.
          The Company’s agreements contained in this Section 8 shall remain in full force and effect until such time as all of the Company’s indebtedness, obligations and liabilities to the Holders have been fully paid and satisfied (other than contingent indemnification obligations as to which no claim shall have been asserted).
9. MISCELLANEOUS.
9.1. Part of Note Purchase Agreement; Future References, etc.
          This Amendment Agreement shall be construed in connection with and as a part of each Note Agreement and, except as expressly amended or waived by this Amendment Agreement, all terms, conditions and covenants contained in each Note Agreement are ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to each Note Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.
9.2. Waiver; Release.
          For value received, including without limitation, the agreements of the Holders in this Agreement, the Company and each Subsidiary Guarantor hereby releases each Holder, its current and former shareholders, directors, officers, agents, employees, attorneys, consultants, and professional advisors (collectively, the “Released Parties”) of and from any and all demands, actions, causes of action, suits, controversies, acts and omissions, liabilities, and other claims of every kind or nature whatsoever, both in law and in equity, known or unknown, which the Company or any Subsidiary Guarantor has or ever had against the Released Parties prior to, through, and including this date, including, without limitation, those arising out of the existing financing arrangements between the Company and the Holders, and the Company and each Subsidiary Guarantor further acknowledges that, as of the date hereof, it does not have any counterclaim, set-off, or defense against the Released Parties, each of which the Company and each Subsidiary Guarantor hereby expressly waives to the extent permitted by applicable law.
9.3. Costs.
          The Company agrees to pay on demand all reasonable costs and expenses of or incurred by the Holders in connection with the negotiation, preparation, execution and delivery of this Amendment Agreement and all documents and agreements executed and/or delivered in connection herewith and the Post-Closing Agreements specified in Section 8 hereof, in each case including the reasonable fees and expenses of counsel for the Holders.
9.4. Counterparts; Facsimile.
          This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment Agreement.
9.5. Governing Law.
          THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
Remainder of page intentionally left blank.

          If you are in agreement with the foregoing, please sign the accompanying counterpart of this Amendment Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

FEDERAL SIGNAL CORPORATION

By:

Name:	William Barker
Title:	Senior VP, CFO

By:

Name:	Ronald Dolatowski
Title:	Assistant Treasurer
Signature Page to Second Global Amendment

The foregoing is agreed
to as of the date thereof.
ALLSTATE LIFE INSURANCE COMPANY
By: ________________________
Name:
By: ________________________
Name:
          Authorized Signatories
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
By: ________________________
Name:
By: ________________________
Name:
          Authorized Signatories
AMERICAN HERITAGE LIFE INSURANCE COMPANY
By: ________________________
Name:
By: ________________________
Name:
          Authorized Signatories
Signature Page to Second Global Amendment

AMERICAN FAMILY LIFE INSURANCE COMPANY
By: ________________________
Name:
Title:
Signature Page to Second Global Amendment

ACACIA LIFE INSURANCE COMPANY
By: Summit Investment Advisors, Inc., as Agent
By: ________________________
Name:
Title:
AMERITAS LIFE INSURANCE CORP.
By: ________________________
Name:
Title:
Signature Page to Second Global Amendment

GENERAL AMERICAN LIFE INSURANCE COMPANY

By:	Metropolitan Life Insurance Company,
as Investment Manager

By:

Name:
Title:

METROPOLITAN LIFE INSURANCE COMPANY

By:

Name:
Title:
Signature Page to Second Global Amendment

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
By: ________________________
Name:
Title:
Signature Page to Second Global Amendment

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD FIRE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:	Hartford Investment Management Company
Their Agent and Attorney-in-Fact

By:

Name:
Title:
Signature Page to Second Global Amendment

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, Successor by merger to
JEFFERSON-PILOT LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers,
A series of Delaware Management Business Trust,
Attorney-in-Fact

By:

Name:
Title:
Signature Page to Second Global Amendment

KNIGHTS OF COLUMBUS
By: ________________________
Name:
Title:
Signature Page to Second Global Amendment

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC,
as Investment Adviser

By:

Name:
Title:

C.M. LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC,
as Investment Adviser

By:

Name:
Title:
Signature Page to Second Global Amendment

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE MUTUAL INSURANCE COMPANY
By: ________________________
Name:
Title:
Signature Page to Second Global Amendment

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:

Name:
Title:
Signature Page to Second Global Amendment

STATE FARM LIFE INSURANCE COMPANY
By: ________________________
Name:
Title:
By: ________________________
Name:
Title:
Signature Page to Second Global Amendment

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
WESTERN NATIONAL LIFE INSURANCE COMPANY
  (formerly known as AIG Annuity Insurance Company)
SUNAMERICA LIFE INSURANCE COMPANY
By: AIG Global Investment Corp., Investment adviser
By: ________________________
Name:
Title:
Signature Page to Second Global Amendment

ANNEX I
SCHEDULE OF HOLDERS
1999 Note Agreement

	10.79%	10.60%	9.24%
	Series 1999-A	Series 2001-A	Series 2002-A
Holder	Notes	Notes	Notes
Allstate Life Insurance Company			$2,846,757.48
Allstate Life Insurance Company of New York			$2,846,787.48
American Heritage Life Insurance Company			$1,423,393.74
Ameritas Life Insurance Corp.	$81,054.36
Band & Co.[1]	$16,391.91
Cudd & Co.[2]	$27,018.12
ELL & Co.[3]		$34,738.03
General American Life Insurance Company			$7,116,968.69
Genworth Life and Annuity Insurance Company			$2,135,090.61
Hartford Life and Annuity Insurance Company	$378,253.70	$57,895.70
Hartford Life Insurance Company		$138,950.80
Hartford Life and Accident Insurance Company	$270,181.22
Hartford Fire Insurance Company			$7,116,968.69
The Lincoln National Life Insurance Company			$5,693,574.95
Knights of Columbus	$175,617.79
Massachusetts Mutual Life Insurance Company	$318,813.83
C.M. Life Insurance Company	$18,912.69
Nationwide Life Insurance Company		$58,542.66	$719,644.82
Nationwide Mutual Insurance Company			$287,857.93
Pru & Co.[4]		$154,388.87
Prudential Retirement Insurance and Annuity Company		$192,986.63
State Farm Life Insurance Company		$19,514.19	$719,644.82
The Variable Annuity Life Insurance Company			$1,007,502.74

Total	$1,286,243.62	$657,016.88	$31,914,221.95

2003 Note Agreement

Holder	Series 2003-A Tranche 3, Notes
Allstate Life Insurance Company	$7,116,968.69
Total	$7,116,968.69

[1]	Nominee of American Family Life Insurance Company

[2]	Nominee of Acacia Life Insurance Company.

[3]	Nominee of Hartford Life Insurance Company

[4]	Nominee of Prudential Retirement Insurance and Annuity Company.
Annex I

EXHIBIT A
AMENDMENTS TO NOTE AGREEMENTS
1. Section 1 of the 1999 Note Agreement is hereby amended by inserting the following new Section 1.3 at the end thereof:
1.3. Make-Whole Notes.
     The Company will authorize the issuance of its (i) Series 1999-A Make-Whole Notes, substantially in the form of Exhibit D-1 to the Second Amendment (the “Series 1999-A Make-Whole Notes”) to be issued in connection with the capitalizing of any Make-Whole Amounts due and owing to holders of the Series 1999-A Notes on the Second Amendment Effective Date and pursuant to any Applicable Prepayment in respect of any Series 1999-A Notes, (ii) Series 2001-A Tranche 2 Make-Whole Notes, substantially in the form of Exhibit D-2 to the Second Amendment (the “Series 2001-A Make-Whole Notes”) to be issued in connection with the capitalizing of any Make-Whole Amounts due and owing to holders of the Series 2001-A, Tranche 2, Notes on the Second Amendment Effective Date and pursuant to any Applicable Prepayment in respect of any Series 2001-A, Tranche 2, Notes, and (iii) Series 2002-A Make-Whole Notes, substantially in the form of Exhibit D-3 to the Second Amendment (the “Series 2002-A Make-Whole Notes”) to be issued in connection with the capitalizing of any Make-Whole Amounts due and owing to holders of the Series 2002-A Notes on the Second Amendment Effective Date and pursuant to any Applicable Prepayment in respect of any Series 2002-A Notes. The Series 1999-A Make-Whole Notes, Series 2001-A Make-Whole Notes and Series 2002-A Make-Whole Notes, as they may be amended or amended and restated from time to time, together with any such note issued in replacement, substitution or exchange pursuant to Section 13.2, shall be hereinafter referred to, individually, as a “Make-Whole Note” and, collectively, as the “Make-Whole Notes”.
2. Section 1A of the 1999 Note Agreement is hereby amended and restated in full as follows:
     “1A. INTEREST RATE.
     The Notes shall bear interest from time to time at the stated rate of interest (and in the manner) specified therein.”
3. Section 1A of the 2003 Note Agreement is hereby deleted in its entirety.
4. Section 1.2 of the 2003 Note Agreement is hereby amended by replacing the word “quarterly” with the word “monthly”.
5. Section 1.3(a) of the 2003 Note Agreement is hereby amended by (a) amending and restating the definition of “Adjusted LIBOR Rate” therein to read in full as follows: ““Adjusted LIBOR Rate” means, for each Interest Period, the rate per annum equal to the sum of (i) the
Exhibit A

greater of 1.50% and LIBOR for such Interest Period plus (ii) the percentage applicable to a series or tranche of Notes.”; (b) replacing the phrase “three-month period” where such phrase is used in the definition of “LIBOR” with the phrase “one-month period”; and (c) replacing the existing pricing grid with the following pricing grid:
Series 2003-A Notes, Tranche 3

Quarter Beginning	Applicable Percentage
January 1, 2011 & April 1, 2011	6.60%
July 1, 2011	7.10%
October 1, 2011	7.35%
January 1, 2012	7.60%
April 1, 2012 and thereafter	7.85%
6. The Company and each of the holders of the Notes agrees that upon the effectiveness of the Second Amendment on the Second Amendment Effective Date (and the Amendments contemplated thereby), Section 2.3 of the Global Amendment shall cease to be in effect.
7. A new Section 2A is hereby added to the 1999 Note Agreement immediately after Section 2 thereof, to read in its entirety as follows:
     “2A. Issuance of Make-Whole Notes.
     2A.1. Second Amendment Effective Date Issuance.
          On the Second Amendment Effective Date, the Company will issue to each holder of Notes, Make-Whole Notes of the applicable Series capitalizing the Make-Whole Amount due and owing with respect to each Note of such holder as a result of the mandatory prepayment of the Notes pursuant to section 7.8 of the Second Amendment. The Make-Whole Notes of each Series will be issued in an aggregate principal amount equal to 100% of the due and owing Make-Whole Amount for the applicable Series of Notes giving rise to such Make-Whole Amount to be capitalized thereby, apportioned based on the principal amount of each applicable Note of such Series. One Business Day prior to the Closing, the Company shall deliver an Officer’s Certificate of a Senior Financial Officer with a detailed calculation, by Series of Notes, as to the aggregate amount of the Make-Whole Amount due on the Second Amendment Effective Date with respect to the principal amount of such Series of Notes being prepaid on the Second Amendment Effective Date. After receipt of such Officer’s Certificate, Schedule A may (but need not be) be supplemented to indicate the principal amount of each Make-Whole Note issued on the Effective Date.
Exhibit A

     2A.2 Applicable Prepayment Capitalization.
          Upon the receipt of any Applicable Prepayment, the aggregate outstanding principal amount of each Make-Whole Note shall be increased pursuant to further capitalizations of additional Make-Whole Amounts due and owing by the Company to the holders of the Make-Whole Notes in accordance with Section 8.8. Concurrently with the increase in the aggregate outstanding principal amount of the Make-Whole Notes, the Company shall revise the grid schedule to each applicable Make-Whole Note (and take such other action as the holders of the Make-Whole Notes shall require) to evidence such increased principal amount thereof. For the avoidance of doubt, under no circumstances shall any holder of any Make-Whole Note be required to make any payments in cash to the Company as consideration for the issuance of any Make-Whole Notes or further capitalizations of Make-Whole Amounts.”
8. Section 7.1(a) of each of the Note Agreements is hereby amended by replacing “60” where it appears therein with “45” and Section 7.1(b) of each of the Note Agreements is hereby amended by replacing “105” where it appears therein with “90”.
9. Section 7.1 of each of the Note Agreements is hereby amended by deleting the “and” at the end of subsection (h), replacing the “.” at the end of subsection (i) with “;” and adding new subsections (j), (k), (l) and (m), to read in their entirety as follows:
     “(j) Monthly Statements — within 30 days after the end of each fiscal month of the Company, duplicate copies of:
     (i) unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, and
     (ii) the unaudited consolidated and consolidating statements of income, retained earnings and sources and uses of cash of the Company and its Subsidiaries for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, setting forth in each case in comparative form the figures for the corresponding fiscal month in the previous fiscal year, all in reasonable detail, and with respect to the consolidated financial statements referenced above, prepared in accordance with GAAP and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to the absence of footnote disclosures and changes resulting from normal quarter-end and year-end adjustments;
     (k) 13 Week Cash Flow Projections — on the second Business Day following the end of each calendar week, the Company shall deliver to the holders of the Notes an actual cash to cash summary for the immediately preceding week and a cash to cash forecast for the immediately succeeding thirteen (13) calendar week period;
Exhibit A

     (l) Fiscal Year Cash Flow Projections — not later than December 31st of each fiscal year of the Company, the Company shall deliver to the holders of the Notes a statement of projected cash flows for the immediately succeeding fiscal year of the Company; and
     (m) Financial Advisor Reports — not later than April 1, 2011, and on a bi-weekly basis thereafter, the Company shall deliver or cause to be delivered to the holders a written report prepared by the Financial Advisor in form, content and substance reasonably satisfactory to the Required Holders.”
10. Section 7.2 of each of the Note Agreements is hereby amended and restated in its entirety to read as follows:
     “Section 7.2. Officer’s Certificate.
          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a), 7.1(b) or Section 7.1(j) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:
     (a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through Section 10.6, 10.12, 10.13, 10.17 and 10.19 hereof, inclusive, and any Incorporated Covenant pursuant to Section 10.15 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
     (b) Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and
     (c) New Guarantors — a statement of whether any additional Subsidiaries have become borrowers under or guarantors of the obligations of the Company under or in respect of the Credit Agreement since the date of the most recent financial statements delivered pursuant to Section 7.1 and, if any such change has occurred, specifying which Subsidiaries have become obligors with respect to the Credit Agreement, whether they have become borrowers thereunder or guarantors thereof and the date on which they became borrowers or guarantors.”
Exhibit A

11. Section 8.2 of the 1999 Note Agreement is hereby amended and restated in its entirety to read as follows:
     “8.2. Optional Prepayment with Make-Whole Amount.
     The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series (and, if the Notes have been prepaid in full, the Make-Whole Notes), in an amount not less than $1,000,000 of the aggregate principal amount of the Notes (or Make-Whole Notes) for each Series to be prepaid in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus accrued interest to the date of such prepayment, and the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes (or Make-Whole Notes, as applicable) written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes (or Make-Whole Notes) to be prepaid on such date, the principal amount of each Note (or Make-Whole Notes) held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount of Notes (or Make-Whole Notes) being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.”
12. The definition of “Called Principal” in Section 8.6 of the 1999 Note Agreement is hereby amended and restated in its entirety to read as follows:
     ““Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2, Section 8.8 or Section 8.9 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.”
13. The definition of “Called Principal” in Section 8.7 of the 2003 Note Agreement is hereby amended and restated in its entirety to read as follows:
     ““Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.3, Section 8.10 or Section 8.11 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.”
14. Section 8 of each of the Note Agreements is hereby amended by adding a new Section 8.8 to the 1999 Note Agreement and a new Section 8.10 to the 2003 Note Agreement, to read in its entirety as follows, except that for purposes of the 2003 Note Agreement, all references to below to “8.8” shall be deemed to be to “8.10”:
Exhibit A

     “8.8. Mandatory Prepayments.
     (a) Prepayment Events.
          (i) The Company shall prepay the Notes in an aggregate amount equal to the Noteholder Pro Rata Share of the Net Cash Proceeds or Excess Proceeds (with respect to any Prepayment Event described in clause (d) of the definition thereof), as applicable, with respect to any Prepayment Event. Such prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, plus interest on such principal amount then being prepaid accrued to the Prepayment Date and shall become due and payable in full promptly upon receipt by the Company or such Subsidiary of such Net Proceeds Amount or Excess Proceeds, as applicable (and in any event within 3 Business Days thereof) (such date the “Prepayment Date”). In addition, an amount equal to the Make-Whole Amount determined as of the Prepayment Date with respect to such principal amount of Notes being so prepaid shall be capitalized in accordance with Sections 2A.2 and 8.10 hereof.
          (ii) The Company shall promptly (and in no event less than 5 Business Days prior to any Prepayment Event) deliver, or cause to be delivered, a written notice of such Prepayment Event specifying (i) in reasonable detail, the nature of the transaction constituting the Prepayment Event, (ii) the amount of the estimated Net Cash Proceeds or Excess Proceeds, as applicable, to be received by the Company and any of its Subsidiaries in respect thereof (iii) the proposed Prepayment Date and that the prepayment from the Net Cash Proceeds or Excess Proceeds, as applicable, of such Prepayment Event is being made pursuant to Section 8.8, (iv) the principal amount of each Note to be prepaid, (v) the interest that is due on each Note to be prepaid, accrued to the Prepayment Date, and (vi) the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.
     (b) Excess Cash Flow. On or before each date the Company is required to deliver its quarterly financial statements to the holders of the Notes pursuant to Section 7.1(a) hereof with respect to the fiscal quarter of the Company then most recently ended, the Company shall prepay the Notes in an aggregate amount equal to the Noteholder Pro Rata Share of Excess Cash Flow for such fiscal quarter. Such prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, plus interest on such principal amount then being prepaid accrued to the date of such prepayment and shall become due and payable in full on such date. In addition, an amount equal to the Make-Whole Amount determined as of the date of prepayment with respect to such principal amount of Notes being so prepaid shall be capitalized in accordance with Sections 2A.2 and 8.10 hereof.
15. Section 8 of each of the Note Agreements is hereby amended by adding a new Section 8.9 to the 1999 Note Agreement and a new Section 8.11 to the 2003 Note Agreement, to read in its entirety as follows, except that for purposes of the 2003 Note Agreement, all references to below to “8.9” shall be deemed to be to “8.11”:
Exhibit A

     “8.9. Prepayments in Connection with the Intercreditor Agreement.
     In addition to any prepayment of the Notes otherwise provided for herein, the principal amount of the Notes and the Make-Whole Notes, together with interest accrued thereon, shall be prepaid from any proceeds received pursuant to the terms of the Intercreditor Agreement which are designated to be used to prepay the Notes and the Make-Whole Notes, together with interest accrued thereon to the date of such prepayment, plus, in the case of the Notes, the Make-Whole Amount determined for the prepayment date with respect to such principal amount.”
16. Section 8 of the 1999 Note Agreement is hereby amended by adding a new Section 8.10 to the 1999 Note Agreement immediately after Section 8.9 thereof, to read in its entirety as follows:
     “8.10. Make-Whole Notes.
     (a) Make-Whole Amount. Upon the occurrence of each Applicable Prepayment, the applicable Make-Whole Amount, if any, on each Note being prepaid shall be determined for the prepayment date with respect to such Applicable Prepayment. The Company shall be required to deliver a detailed calculation by a Senior Financial Officer as to the amount of Make-Whole Amount, if any, in respect of the relevant Applicable Prepayment, setting forth the details of such computation one Business Day prior to such prepayment date.
     (b) Capitalization of Additional Amounts. Upon the occurrence of any Applicable Prepayment of any Note, the Company shall capitalize the Make-Whole Amount due and owing by the Company to a holder with respect to such Note by increasing from time to time the aggregate outstanding principal amount of such holder’s Make-Whole Note of the applicable Series relating to the Note so prepaid.
     (c) Make-Whole Note Grid. Concurrently with the increase in the aggregate outstanding principal amount of the Make-Whole Notes, the Company shall, upon delivery to it of the Make-Whole Notes, revise the grid schedule to such Make-Whole Notes (or authorize the holders in writing to make such revision on their behalf) and take such other actions as the holders shall reasonably require to evidence such increased principal amount thereof. The failure to revise the grid of any Make-Whole Note shall not effect or delay the capitalization of the applicable Make-Whole Amount.
     (d) Make-Whole Notes. For the avoidance of doubt no Make-Whole Amount shall be due on any Make-Whole Note at any time.
     (e) Construction. Solely for purposes of Sections 13 through 23 of this Agreement, inclusive, each reference to the “Notes” therein shall be deemed to include the Make-Whole Notes.
17. Section 9.2 of the 1999 Note Agreement and Section 9.5 of the 2003 Note Agreements is hereby amended by inserting the following sentence to the end thereof:
Exhibit A

     “The Company shall in any event maintain and cause each Subsidiary Guarantor to maintain insurance on the Collateral to the extent required by the Collateral Documents.”
18. Section 9 of each of the Note Agreements is hereby amended by inserting the following new Section 9.6 at the end thereof to read in its entirety as follows:
     “9.6. Collateral.
     (a) From and after the dates on which the Company and the Subsidiary Guarantors comply with Sections 8.1, 8.2 and 8.7 of the Second Amendment and subject to the exceptions and exclusions contemplated thereby, the Notes and the other Secured Obligations shall be secured by valid, perfected, and enforceable Liens on all right, title, and interest of the Company and each Subsidiary Guarantor in substantially all of their personal property, including, without limitation, accounts, chattel paper, instruments, documents, general intangibles, letter-of-credit rights, supporting obligations, deposit accounts, investment property, inventory, equipment, fixtures, commercial tort claims, real estate and certain other property, whether now owned or hereafter acquired or arising, and all proceeds thereof; provided, however, that (i) Liens on stock or other equity interests in first-tier Foreign Subsidiaries shall be limited to 66% of the total outstanding voting stock and 100% of the total outstanding non-voting stock of such Foreign Subsidiary and (ii) such grant of collateral shall exclude any collateral where the burden or cost of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby, as reasonably determined by the Collateral Agent and the Required Holders. The Company acknowledges and agrees that the Liens on the Collateral shall be granted to the Collateral Agent for the benefit of the holders of the Secured Obligations and shall be valid and perfected first priority Liens subject, however, to the proviso appearing at the end of the preceding sentence and to Liens permitted by Section 10.4 hereof, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance reasonably satisfactory to the Required Holders.
     (b) In the event that the Company or any Subsidiary Guarantor owns or hereafter acquires any real property, the Company shall notify the Collateral Agent and the Company shall, or shall cause such Subsidiary Guarantor to, execute and deliver to the Collateral Agent a mortgage or deed of trust reasonably acceptable in form and substance to the Required Holders for the purpose of granting to the Collateral Agent (or a security trustee therefor) a Lien on such real property to secure the Notes and the other Secured Obligations, shall pay all taxes, costs, and expenses incurred by the Collateral Agent in recording such mortgage or deed of trust, and shall supply to the holders at the Company’s cost and expense a survey, environmental report, hazard insurance policy, and a mortgagee’s policy of title insurance from a title insurer reasonably acceptable to the Required Holders insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Liens permitted by Section 10.4 of this Agreement) on the real property encumbered thereby and such other customary instruments, documents, certificates, and opinions reasonably required by the Collateral Agent and the holders of the Notes in connection therewith.
Exhibit A

     (c) The Company agrees that it shall, and shall cause each Subsidiary Guarantor to, from time to time at the reasonable request of the Required Holders, execute and deliver such documents and do such acts and things as the Required Holders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event the Company or any Subsidiary Guarantor forms or acquires any other Subsidiary after the date hereof, except as otherwise provided in clause (a) above, the Company shall promptly upon such formation or acquisition cause such newly formed or acquired Subsidiary to execute the Subsidiary Guaranty (or a joinder thereto) and such Collateral Documents as the Collateral Agent may then reasonably require, and the Company shall also deliver to the holders, or cause such Subsidiary to deliver to the Collateral Agent, at the Company’s cost and expense, such other customary instruments, documents, certificates, and opinions reasonably required by the Collateral Agent and the Required Holders in connection therewith.”
19. Section 10.4 of each of the Note Agreements is hereby amended and restated in its entirety to read as follows:
     “10.4. Liens.
          The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:
     (a) Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which is permitted by Section 9.4;
     (b) Liens incidental to the ordinary course of business of the Company or any Subsidiary to secure claims for labor, materials or supplies in respect to obligations not overdue or in connection with the ownership of property (including workers’ compensation, unemployment insurance, warehousemen’s, mechanics’, materialmen’s and attorney’s liens and statutory landlords’ liens) that are not incurred in connection with the borrowing of money and that in the aggregate do not materially interfere with the conduct of the business of the Company and its Subsidiaries taken as a whole or Materially impair the use or value of the property or assets subject thereto;
     (c) any attachment or judgment Lien, unless the judgment it secures has not, within 60 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 60 days after the expiration of any such stay;
     (d) Liens securing Indebtedness of a Subsidiary to the Company or to another Subsidiary;
     (e) [Reserved];
     (f) minor survey exceptions and the like that do not Materially detract from the value or utility of such property;
Exhibit A

     (g) encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate do not Materially impair the use or value of the property or assets subject thereto;
     (h) Liens (i) existing on property at the time of its acquisition by the Company or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Subsidiary; or (ii) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction or improvement thereof to secure or provide for all or a portion of the purchase price or cost of construction or improvement of such property after the date of Closing; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Subsidiary of, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof; provided that in the case of clauses (i), (ii) and (iii) such Liens do not extend to additional property of the Company or any Subsidiary (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and the aggregate amount of liabilities and indebtedness secured by Liens as permitted under this paragraph (h) and paragraph (j) hereof shall not exceed 5% of the Company’s consolidated assets as determined in accordance with GAAP, and, in the case of clause (ii) only, that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the lesser of the fair market value (determined in good faith by the board of directors of the Company) or cost of acquisition or construction of the property subject thereto;
     (i) Liens resulting from extensions, renewals or replacements of Liens permitted by paragraph (d), (e) and (h), provided that (i) there is no increase in the principal amount or decrease in the maturity of the Indebtedness secured thereby at the time of such extension, renewal or replacement, (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist; and
     (j) Liens not otherwise permitted under this Section 10.4 on Property (other than (x) shares of stock in any Wholly-Owned Subsidiary, (y) receivables, inventory and similar working capital assets and (z) patents, trademarks and similar intangibles) that (i) secure Indebtedness that, when taken together with the aggregate amount of liabilities and indebtedness secured by Liens as permitted under paragraph (h) hereof, is in an aggregate outstanding principal amount not exceeding 5% of the Company’s consolidated assets as determined in accordance with GAAP, and (ii) were created prior to the Second Amendment Effective Date; and
     (l) Liens granted in favor of the Collateral Agent pursuant to the Collateral Documents securing the Secured Obligations.
Exhibit A

Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, in favor of any lenders under the Credit Agreement unless concurrently therewith the Company makes or causes to be made effective provision whereby the Notes are secured by such Lien equally and ratably with any and all Indebtedness thereby secured pursuant to agreements containing terms reasonably acceptable to the Required Holders.”
20. Section 10.5 of each of the Note Agreements is hereby amended and restated in its entirety to read as follows:
     “10.5. Sale of Assets.
          Except as permitted by Section 10.6, the Company will not, and will not permit any Subsidiary to, sell, lease, transfer, convey or otherwise dispose of, including by way of merger (collectively, a “Disposition”), any assets, including capital stock of Subsidiaries, in one or a series of transactions, to any Person, other than:
     (a) Dispositions of inventory in the ordinary course of business;
     (b) Dispositions of any tangible personal property that, in the reasonable business judgment of the Company or its Subsidiary, has become obsolete, surplus or worn out, and which is disposed of in the ordinary course of business;
     (c) the sale of the Bronto Line of Business, provided that the Company has first obtained the consent of the Required Holders; and
     (d) other Dispositions not otherwise permitted by this Section 10.5, provided that the aggregate net book value of all assets so disposed of by the Company and its Subsidiaries in any fiscal year pursuant to this Section 10.5(d) does not exceed $1,000,000; and
     (e) Dispositions of assets made with the prior written consent of the Required Holders; provided that the Net Cash Proceeds from such Disposition are applied to the payment of the Notes and outstanding Indebtedness of the Company under the Credit Agreement in accordance with Section 8.8(a) hereof.”
21. Section 10.6 of each of the Note Agreements is hereby amended by replacing the phrase “substantially all” in the first sentence of such section with the phrase “any part”.
22. Section 10.7 of each of the Note Agreements is hereby amended and restated in its entirety to read as follows:
     “10.7. Indebtedness of Subsidiaries.
          The Company will not permit any Subsidiary to create, incur, assume, guaranty or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
Exhibit A

     (a) Indebtedness of Subsidiary Guarantors to the banks, the banks’ Affiliates (in the case of Hedging Liability and Funds Transfer and Deposit Account Liability) and the agent under the Credit Agreement as guarantors under the Bank Guarantees and as borrowers under the Credit Agreement;
     (b) Indebtedness of Wholly-Owned Subsidiaries to the Company or to other Wholly-Owned Subsidiaries;
     (c) Indebtedness under hedging arrangements permitted by Section 10.14(m);
     (d) Indebtedness under each of the Note Ageements and the Subsidiary Guaranty;
     (e) Indebtedness under Guaranties permitted under Sections 10.14 (q) or (t);
     (f) [Reserved]; and
     (g) Indebtedness of Subsidiaries not otherwise permitted by this Section 10.7; provided that the aggregate amount of such Indebtedness does not exceed $20,000,000 at any one time outstanding.”
23. Section 10.8 of each of the Note Agreements is hereby amended and restated in its entirety to read as follows:
     “10.8. Subsidiary Guarantors.
          (a) At no time will the aggregate of the assets directly owned by the Company and directly owned by the Subsidiary Guarantors (excluding, for the purposes of this calculation, assets owned by any Subsidiary that is not a Subsidiary Guarantor) comprise less than 60% of the consolidated total assets of the Company and its Subsidiaries.
          (b) The payment and performance of the obligations under the Note Purchase Agreement, the Notes and the Make-Whole Notes shall at all times be guaranteed by each direct and indirect Domestic Subsidiary of the Company, and the Company shall cause each direct and indirect Domestic Subsidiary to be a party to the Subsidiary Guarantor at all times.”
24. Section 10.9 of each of the Note Agreements is hereby amended and restated in its entirety to read as follows:
     “10.9. Guaranties by Subsidiaries.
          The Company will cause (a) each direct and indirect Domestic Subsidiary of the Company, and (b) each other Subsidiary that is or becomes a borrower or guarantor under or in respect of the Credit Agreement to become a Subsidiary Guarantor, prior to or concurrently with so becoming a Domestic Subsidiary, borrower or guarantor as aforesaid, by causing such Subsidiary, at the Company’s expense, to execute and/or deliver to each holder of Notes:
Exhibit A

          (a) the Subsidiary Guaranty or another guaranty agreement in form and substance reasonably acceptable to the Required Holders;
          (b) copies of the organizational documents of such Subsidiary, resolutions of the board of directors (or other similar governing body) of such Subsidiary authorizing its execution and delivery of the Subsidiary Guaranty and the relevant Collateral Documents by such Subsidiary and the transactions contemplated thereby, and specimen signatures of authorized officers of such Subsidiary (in each case, certified as correct and complete copies by the secretary or an assistant secretary (or an equivalent officer) of such Subsidiary);
          (c) Collateral Documents or amendments or joinders thereto (as applicable), as may be necessary to grant to the Collateral Agent, for the benefit of the holders of the Secured Obligations, a perfected first priority security interest in, and Lien upon, the property and assets of such Subsidiary in accordance with the terms of Section 9.6 hereof and the other terms and provisions of the Note Documents (and cause the parent company of such Subsidiary to pledge all equity interests in and of such Subsidiary; provided that in no event shall more than 66% of the total outstanding voting equity interests of any Foreign Subsidiary be required to be so pledged);
          (d) deliver to the Collateral Agent the certificates (if any) representing the pledged equity interests issued or held by such Subsidiary, together with undated stock powers, executed in blank, and take such other actions as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Collateral Agent’s security interest therein; and
          (e) an opinion of counsel to such Subsidiary with respect to the Subsidiary Guaranty and the relevant Collateral Documents executed by such Subsidiary to the effect that such Subsidiary Guaranty and Collateral Documents have been duly authorized, executed and delivered by such Subsidiary and are valid, binding and enforceable in accordance with their terms and otherwise in form and substance reasonably satisfactory to the Required Holders.”
25. Section 10.13 of each of the Note Agreements is hereby amended and restated in its entirety to read as follows:
     “10.13. Minimum Consolidated EBITDA.
          The Company will not, as of each date specified below (each a “Test Date”), (a) with respect to each such date ended prior to December 31, 2011, for the portion of the calendar year ending on such date, and (b) for each such date ended on and after December 31, 2011, for the period of twelve (12) consecutive months then ended, permit Consolidated EBITDA to be less than the amount set forth below opposite such date:
Exhibit A

Consolidated EBITDA shall not
Period Ending On	be less than:
April 2, 2011	-$1,000,000
July 2, 2011	$12,000,000
August 6, 2011	$17,000,000
September 3, 2011	$22,000,000
October 1, 2011	$28,000,000
November 5, 2011	$34,000,000
December 3, 2011	$40,000,000
December 31, 2011	$47,000,000
January 31, 2012, and the last day of each calendar month thereafter	$50,000,000
; provided, however, that for any Test Date on or after August 6, 2011, the Company shall not be in violation of this Section 10.13 unless it shall have failed to achieve the Consolidated EBITDA level specified above for two (2) consecutive Test Dates; provided, further that, from and after the date of disposition of a line of business set forth on Schedule 10.13 hereto (including the Bronto Line of Business), the Consolidated EBITDA levels set forth above shall be reduced by an amount corresponding to the Consolidated EBITDA projection for such line of business set forth on such Schedule.”
26. Section 10.14 of each of the Note Agreements is hereby amended and restated in full as follows:
     “10.14. Investments, Acquisitions, Loans, Advances and Guaranties.
          The Company will not, and will not permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoing, being “Investments”); other than:
     (a) [Reserved];
     (b) [Reserved];
     (c) [Reserved];
Exhibit A

     (d) [Reserved];
     (e) [Reserved];
     (f) [Reserved];
     (g) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary;
     (h) endorsements of negotiable instruments for collection in the ordinary course of business;
     (i) loans and advances to employees in the ordinary course of business for travel, relocation, and similar purposes;
     (j) investments in cash and cash equivalents and other short-term liquid investments existing as of the Second Amendment Effective Date;
     (k) Guaranties by Subsidiary Guarantors under the Bank Guaranties entered into on or prior to the Second Amendment Effective Date;
     (l) Guaranties by Subsidiary Guarantors under the Subsidiary Guaranties;
     (m) interest rate swaps and other recognized hedging arrangements entered into by the Company or any Subsidiary in the ordinary course of its business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by the Company or such Subsidiary and not for purposes of speculation or taking a “market view”, and guaranties by the Company or any Subsidiary of the obligations under such interest rate swaps or other recognized hedging arrangements;
     (n) investments by the Company and its Subsidiaries from time to time in their respective Subsidiaries;
     (o) [Reserved];
     (p) [Reserved];
     (q) Guaranties not otherwise permitted by this Section 10.14 aggregating not more than $50,000,000 at any one time outstanding;
     (r) [Reserved];
     (s) Guaranties by the Company of the indebtedness, obligations and liabilities of Subsidiary borrowers under the Credit Agreement; and
Exhibit A

     (t) [Reserved].
In determining the amount of Investments permitted under this Section 10.14, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, guaranties shall be taken at the amount of obligations guaranteed thereby.”
27. Section 10.15 of each of the Note Agreements is hereby amended and restated in full as follows:
     “10.15. Most Favored Lender.
     (a) If the Company or any Subsidiary Guarantor shall at any time, directly or indirectly, enter into or otherwise consent to any amendment, supplement or modification relating to the Credit Agreement that requires the Company to comply with any covenant, undertaking, restriction or other provision (each an “Incorporated Covenant”) that is not at such time included or, after such amendment, supplement or modification, is more restrictive than what is then included in this Agreement, then the Company shall within 3 Business Days provide a Most Favored Lender Notice to each holder of the Notes. Unless waived in writing by the Required Holders within 3 Business Days of the date on which such notice is required to be sent, each such Incorporated Covenant and each event of default, definition and other provision relating to such Incorporated Covenant in the Credit Agreement (as amended or modified from time to time thereafter) shall be deemed to be incorporated by reference in this Agreement, mutatis mutandis, as if then set forth herein in full.
     (b) The incorporation of any Incorporated Covenant pursuant to this Section 10.15 shall:
     (i) automatically (without any further action being taken by the Company or any holder of a Note) take effect as of the time of effectiveness of such Incorporated Covenant under the Credit Agreement; and
     (ii) continue in effect regardless of any subsequent termination of the Credit Agreement.”
28. Section 10 of each of the Note Agreements is hereby amended by adding a new Section 10.17, to read in its entirety as follows:
     “10.17 Dividends, Share Repurchases and Other Restricted Payments.
          The Company shall not, nor shall it permit any Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests), or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or
Exhibit A

similar instruments to acquire the same (collectively referred to herein as “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent:
     (a) the making of dividends or distributions by any Subsidiary to the Company; or
     (b) quarterly dividends to the Company’s shareholders in an aggregate amount not to exceed the lesser of (i) $625,000 per fiscal quarter plus one cent ($0.01) per share for each additional share, if any, of common equity sold for cash in a public or private equity offering after the Second Amendment Effective Date, and (ii) Free Cash Flow, in each case determined for the immediately preceding fiscal quarter of the Company, so long as, after giving effect to the payment thereof, (x) no Default or Event of Default shall have occurred or be continuing, (y) the Company shall have “Excess Availability” under, and as defined in, the Credit Agreement of not less than $18,000,000 after giving effect to the making of such dividends, and (z) the Company’s Consolidated EBITDA for the year to date period ending on the last day of the immediately preceding fiscal quarter shall exceed the Company’s projected Consolidated EBITDA for such period as shown on the 12-month projected financial statements delivered to the holders pursuant to Section 7.4(b) of the Second Amendment or Section 7.1(l) of this Agreement, as applicable.”
29. Section 10 of each of the Note Agreements is hereby amended by adding a new Section 10.18, to read in its entirety as follows:
     “10.18. Voluntary Prepayments of Indebtedness.
          The Company shall make no voluntary prepayment of the Indebtedness outstanding under the Credit Agreement except in connection with a concurrent repayment in full of the Notes and the Make-Whole Notes.”
30. Section 10 of each of the Note Agreements is hereby amended by adding a new Section 10.19, to read in its entirety as follows:
     “10.19. Capital Expenditures.
          The Company shall not, nor shall it permit any of its Subsidiaries to, incur Capital Expenditures in an amount in excess of (a) for the fiscal year of the Company ended December 31, 2011, $15,000,000, and (ii) in the aggregate at all times thereafter, $5,000,000.”
31. Section 10 of each of the Note Agreements is hereby amended by adding a new Section 10.20, to read in its entirety as follows:
     “10.20. Financial Advisor; Monthly Meetings.
     (a) The Company shall maintain the engagement of the Financial Advisor at all times.
Exhibit A

     (b) On the fifth Business Day of each month (the “Reporting Month”) (or at such other date and time as shall be mutually agreed between the Required Holders and the Company), the Company will, at its expense, host a telephone conference during normal business hours in which all of the holders of the Notes may participate. The Company will distribute appropriate dial-in information, by email or other electronic transmission, to all holders at least three Business Days in advance of such telephone conference. During such telephone conference, the Company will, and will cause the Financial Advisor to, give a presentation, in reasonable detail, regarding the Company’s important operational and financial developments during the second to last month immediately preceding the Reporting Month and its projected performance during the 12 month period following such month, and will respond to questions from the holders of the Notes.”
32. Section 10 of each of the Note Agreements is hereby amended by adding a new Section 10.21, to read in its entirety as follows:
     “10.21. Noteholders’ Financial Advisor.
     The Noteholders shall have the right to engage a financial advisor, selected by the Required Holders, to evaluate the financial condition, operating performance, and business prospects of the Company and its Subsidiaries as may be reasonably requested by the Required Holders, and the reasonable and documented out of pocket costs and expenses of such financial advisor shall be borne by the Company. The Company shall take reasonable steps to make available to such financial advisor and its representatives such information respecting the financial condition, operating performance, and business prospects of the Company and its Subsidiaries as may be reasonably requested and shall make its officers, directors, employees, and independent public accountants available with reasonable prior notice during normal business hours to discuss such information with such financial advisor and its representatives. The financial advisor selected by the holders of the Notes shall accept instructions only from the Required Holders and shall have no duty to share its work product with the Company or any other Person.”
33. Sections 11(a) and 11(b) of the 1999 Note Agreement are hereby amended and restated in their entirety to read as follows:
     “(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note or Make-Whole Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
     (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or”
34. Section 11(c) of each of the Note Agreements is hereby amended and restated in its entirety to read as follows:
Exhibit A

     “(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(e), the first sentence of Section 9.5 or Sections 10.1 through 10.20 hereof or of any provision in any Note Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring maintenance of insurance thereon; or”
35. Section 11(d) of each of the Note Agreements is hereby amended and restated in its entirety to read as follows:
     “(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or any other Note Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or”
36. Section 11(k) of each of the Note Agreements is hereby amended and restated in its entirety to read as follows:
     “(k) (i) any Subsidiary Guarantor defaults in the performance of or compliance with any term contained in the Subsidiary Guaranty or (ii) the Subsidiary Guaranty or any other Note Document ceases to be in full force and effect as a result of acts taken by the Company or any Subsidiary Guarantor, except as provided in Section 22, or is declared to be null and void in whole or in Material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by any of the Company or any Subsidiary Guarantor or any of them renounces any of the same or denies that it has any or further liability thereunder; or”
37. Section 11 of each of the Note Agreements is hereby amended by inserting the following new clauses (l), (m), (n) and (o) immediately after clause (k) thereof to read as follows:
     “(l) the Intercreditor Agreement ceases to be, or shall not be, in full force and effect; or
     (m) at any time after the execution of the Collateral Documents, the Liens created by the Collateral Documents shall at any time not constitute valid and perfected Liens on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required therein or in this Agreement) in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted under Section 10.4 or under the Collateral Documents); or
     (n) a Change of Control shall occur; or
     (o) any event shall occur or condition exist that constitutes an “Event of Default” under the Credit Agreement.”
Exhibit A

38. Section 12 of the 1999 Note Agreement is hereby amended and restated in its entirety to read as follows:
     “12.1. Acceleration.
     (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes and Make-Whole Notes then outstanding shall automatically become immediately due and payable.
     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes and Make-Whole Notes then outstanding to be immediately due and payable; provided that if such Event of Default affects fewer than all Series of Notes at the time outstanding, only a holder or holders of more than 50% in principal amount of each Series of Notes affected by such Event of Default may declare all Notes of such Series and all Make-Whole Notes relating to such Series of Notes immediately due and payable (except for an Event of Default described in paragraph (a) or (b) of Section 11, as to which the first clause of this paragraph (b) also shall apply).
     (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes and Make-Whole Notes held by it or them to be immediately due and payable.
     Upon any Notes or Make-Whole Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes or Make-Whole Notes will forthwith mature and the entire unpaid principal amount of such Notes or Make-Whole Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount for the Notes determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
     12.2. Other Remedies.
          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes or Make-Whole Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note or Make-Whole Note at the time
Exhibit A

outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Make-Whole Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
          12.3. Rescission. At any time after any Notes or Make-Whole Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 50% in principal amount of the Notes or Make-Whole Notes of each Series so declared due and payable then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences with respect to such Series if (a) the Company has paid all overdue interest on the Notes and Make-Whole Notes of such Series, all principal of any Notes or Make-Whole Notes of such Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) any overdue interest in respect of the Notes and Make-Whole Notes of such Series, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes or Make-Whole Notes of such Series. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
          12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note or Make-Whole Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note or Make-Whole Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note and Make-Whole Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.”
39. Schedule B of each of the Note Agreements is hereby amended by amending and restating the following definitions in their entirety to read as follows:
     ““Indebtedness” with respect to any Person means, at any time, without duplication:
     (a) its liability for borrowed money;
     (b) its liability for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business, but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
Exhibit A

     (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;
     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assume or otherwise become liable for such liabilities);
     (e) all liabilities in respect of Financial Letters of Credit; and
     (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof;
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Indebtedness shall be calculated for all purposes of this Agreement at its stated principal amount without regard to the effect of utilizing FASB Accounting Standards Codification 825-10-25 — Fair Value Option, or any similar accounting standard.
     “Intercreditor Agreement” means (a) that certain Amended and Restated Intercreditor Agreement, dated as of May 17, 2003, as amended and in effect from time to time, among certain creditors of the Company relating to the sharing of guaranty payments received by such creditors, and (b) the Intercreditor Agreement entered into pursuant to Section 7.3 of the Second Amendment.
     “Interest Expense” means, for any period, interest expense, excluding any interest expense not payable in cash (such as, for example, amortization of discount and amortization of debt issuance costs) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
     “Notes” is defined in Section 3.1 of the Second Amendment.”
40. Schedule B of each of the Note Agreements is hereby amended by adding the following new definitions in their proper alphabetic order:
     ““Applicable Prepayment” means any prepayment of Notes prior to the Make-Whole Note Repayment Date pursuant to Section 8.8 of the 1999 Note Agreement or 8.10 of the 2003 Note Agreement.
     “Bronto Line of Business” means the manufacture, sale and distribution of articulated lift devices and related parts and service for firefighting and commercial applications conducted by the Subsidiary of the Company, Bronto Skylift Oy Ab.
     “Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and
Exhibit A

improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP (excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of condemnation arising from the taking by eminent domain or condemnation of the assets being replaced).
     “Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens at any time granted to the Collateral Agent, or any security trustee therefor, by the Collateral Documents to secure the Secured Obligations.
     “Collateral Agent” means Bank of Montreal, acting as collateral agent for the benefit of (a) Bank of Montreal, in its capacity as Agent under the Credit Agreement, (b) the L/C Issuer (as defined in the Credit Agreement), (c) the banks lenders party to the Credit Agreement from time to time (and their respective Affiliates with respect to Hedging Liability and Funds Transfer and Deposit Account Liability) and (d) the holders of the Notes issued under the Note Agreements, pursuant to a collateral agency agreement to be entered into by the Agent, the L/C Issuer, the Banks and the holders of the Notes issued under the Note Agreements.
     “Collateral Documents” means the Mortgages, the Security Agreement, and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to all Secured Obligations.
     “Consolidated EBITDA” means, for any period, the sum of:
     (a) Consolidated Net Income for such period; plus
     (b) the sum of the following amounts, in each case to the extent that such amounts were deducted in determining Consolidated Net Income, without duplication:
     (i) income and franchise tax expenses;
     (ii) Interest Expense;
     (iii) amounts expensed by the Company with respect to a hearing loss settlement in an aggregate amount not to exceed $5,000,000;
     (iv) amortization and depreciation expense and other non-cash charges;
     (v) Transaction Costs;
     (vi) termination value of rate hedging contracts owed by the Company, and
Exhibit A

     (vii) noncash losses with respect to currency hedges, minus
     (c) the sum of the following amounts, in each case to the extent that such amounts were included in determining Consolidated Net Income, without duplication:
     (i) any gain realized from any asset disposition, including the sale of the Bronto Line of Business,
     (ii) interest income,
     (iii) termination value of rate hedging contracts owed to the Company, and
     (iv) noncash gains with respect to currency hedges.
     “Domestic Subsidiary” means each Subsidiary of the Company which is organized under the laws of the United States of America or any State thereof and which has a net worth of greater than $100,000.
     “Excess Cash Flow” means, for any period the same is to be determined, the difference between Consolidated EBITDA for such period, minus the sum of Interest Expense, scheduled principal payments, cash taxes, cash dividends and Capital Expenditures, in each case paid in accordance with this Agreement during such period, and plus, commencing with the fiscal quarter ending October 1, 2011, the aggregate amount of cash increases resulting solely from decreases in the Company’s working capital accounts in the ordinary course of business during such period.
     “Excess Proceeds” has the meaning set forth in the definition of “Prepayment Event”.
     “Financial Advisor” means Huron Consulting, or such other financial advisor as approved in writing by the Required Holders.
     “Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.
     “Free Cash Flow” means, with respect to any period, the Excess Cash Flow for such period without giving effect to any dividends paid with respect to the Company’s capital stock or other equity interests less the aggregate amount of cash increases resulting solely from decreases in the Company’s working capital accounts in the ordinary course of business during such period to the extent included in Excess Cash Flow.
     “Funds Transfer and Deposit Account Liability” means the liability of the Company or any Subsidiary Guarantor owing to any of the bank lenders under the Credit Agreement or any of their respective Affiliates, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from deposit accounts of the Company and/or any Subsidiary Guarantor now or hereafter maintained with any
Exhibit A

of such bank lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other deposit, disbursement, and cash management services afforded to the Company or any Subsidiary Guarantor by any of such bank lenders or their Affiliates and (d) any corporate charge card, purchase card or similar payment programs afforded to the Company or any Subsidiary Guarantor by any of such bank lenders or their Affiliates.
“Incorporated Covenant” is defined in Section 8.8.
     “Mortgages” means, collectively, each mortgage executed and delivered by the Company or a Subsidiary Guarantor to the Collateral Agent pursuant to Section 8.2 of the Second Amendment and any other mortgages or deeds of trust delivered to the Collateral Agent pursuant to Section 9.6 hereof, as the same may be amended, modified, supplemented or restated from time to time.
     “Net Cash Proceeds” means, (a) with respect to any Disposition (other than a Disposition pursuant to Section 10.5(a) or (b)) by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of (i) reasonable and customary direct costs (including, without limitation, out-of-pocket fees, commissions and expenses) relating to such Disposition and (ii) income, sales, use or other transactional taxes paid or payable by such Person as a direct result of such Disposition, and, (b) with respect to any offering of equity securities of a Person or the issuance or incurrence of any Indebtedness by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of reasonable legal, underwriting discounts and commissions, commitment and other fees and expenses incurred and paid in cash as a direct result thereof.
     “Note Documents” means this Agreement, the Notes, the Make-Whole Notes, the Collateral Documents, the Subsidiary Guaranty and all other documents, instruments and agreement executed and/or delivered in connection herewith and therewith.
     “Noteholder Pro Rata Share” means, at any time with respect to the holders of the Series 1999-A Notes, the Series 2001-A Notes, the Series 2002-A Notes and the Series 2003-A, Tranche 3, Floating Rate Notes, the Pro Rata Share, multiplied by a fraction (a) the numerator of which is the outstanding principal amount of all such Notes held by such holders at such time, and (b) the denominator of which is the aggregate principal amount of All Notes of All Series outstanding at such time.
     “Prepayment Date” is defined in Section 8.8.
     “Prepayment Event” shall mean, at any time after the Second Amendment Effective Date:
     (a) the issuance by the Company or any Subsidiary of any new equity securities (whether common or preferred stock or otherwise), other than (i) equity securities issued pursuant to any employee or director option program, benefit plan or
Exhibit A

compensation program, (ii) any issuance by a Subsidiary to the Company or another Subsidiary and (iii) directors’ qualifying shares,
     (b) the issuance or incurrence by the Company or any Subsidiary of any Indebtedness, other than Indebtedness permitted by clauses (a), (b), (c), (d) and (e) of Section 10.7; provided that (i) any restructuring of the Indebtedness of the Company under the Credit Agreement that does not increase the amount of the commitments and, without duplication, the aggregate amount of loans and letter of credit obligations, so long as either (A) more than 50% of the lenders who were parties to the Credit Agreement at the time of such restructuring continue to be lenders under the Credit Agreement after giving effect to such restructuring, or (B) lenders having more than 50% of the commitments under the Credit Agreement at the time of such restructuring continue to be lenders having more than 50% of the commitments under the Credit Agreement after giving effect to such restructuring, shall not constitute an issuance or incurrence of Indebtedness for purposes hereof, and (ii) the Company’s prepayment of the Notes in accordance with the terms of this Agreement in connection with any issuance or incurrence of Indebtedness described in this clause (b) shall not limit the rights and remedies of the holders of the Notes for any breach of Section 10.7 arising in connection therewith,
     (c) any Disposition by the Company or any Subsidiary with respect to the Bronto Line of Business, or
     (d) any other Disposition (other than a Disposition pursuant to Section 10.5(a) or (b)) for which the Net Cash Proceeds of such Disposition, together with the aggregate Net Cash Proceeds from all other Dispositions (but excluding for purposes of such calculation any Disposition described in clause (c) above) made on or after the Second Amendment Effective Date, exceed $5,000,000 (such excess the “Excess Proceeds”).
     “Pro Rata Share” means 14.1949% of (a) the Net Cash Proceeds or Excess Proceeds from any Prepayment Event, as applicable, or (b) the Excess Cash Flow for any fiscal quarter of the Company.
     “Second Amendment” means that certain Second Global Amendment and Waiver to Note Purchase Agreements, dated as of March 15, 2011, by and among the Company and each of the holders of the Notes listed on Annex I thereto.”
     “Second Amendment Effective Date” means the “Effective Date” as such term is defined in the Second Amendment.
     “Secured Obligations” means all obligations, liabilities and Indebtedness of the Company and the Subsidiary Guarantors under, and in respect of, the Note Agreements, All Notes of All Series, all Make-Whole Notes, the Credit Agreement, the Hedging Liability, and the Funds Transfer and Deposit Account Liability.
Exhibit A

     “Security Agreement” means the security agreement executed and delivered by the Company and the Subsidiary Guarantors to the Collateral Agent pursuant to Section 8.1 of the Second Amendment, as the same may be amended, modified, supplemented or restated from time to time.
     “Transaction Costs” means all transaction fees, charges and other amounts related to the Second Amendment, the Third Amendment and Waiver of the Credit Agreement, the provision of collateral and the fees and expenses of financial advisors (including without limitation any amendment, waiver and other financing fees, legal fees and expenses, due diligence costs, costs and expenses and any other fees, costs and expenses in connection with any of the foregoing).”
41. Schedule B of each of the Note Agreements is hereby amended by deleting the defined terms “EBIT”, “Eligible Line of Business”, “Hostile Acquisition”, “Interest Coverage Ratio”, “Permitted Acquisition”, “Qualified Lease Securitization Transaction”, “Qualified Securitization Transaction”, “Securitization Transaction Attributed Indebtedness”, and “Trade Value Agreement” in their entirety.
42. Schedule B of the 1999 Note Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:
     ““Default Rate” means, at any time with respect to a Series of Notes or Make-Whole Notes, a rate of interest that is the greater of (i) 3.00% above the rate of interest otherwise payable on such Series of Notes or Make-Whole Notes and (ii) 3.00% over the rate of interest publically announced by Bank of America in Chicago, Illinois as its “base” or “prime” rate at such time.
     “holder” means, with respect to any Note or Make-Whole Note, the Person in whose name such Note or Make-Whole Note is registered in the register maintained by the Company pursuant to Section 13.1.
     “Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes and Make-Whole Notes at the time outstanding (exclusive of Notes and Make-Whole Notes then owned by the Company or any of its Affiliates).”
43. Schedule B of the 1999 Note Agreement is hereby amended by adding the following new definitions in their proper alphabetic order:
     “Make-Whole Notes” is defined in Section 1.3.
     “Make-Whole Note Repayment Date” means, with respect to any Series of Make-Whole Notes, the earlier of (a) the maturity date of the Series of Notes to which such Series of Make-Whole Notes relates or (b) payment in full in cash of the Notes.
     “Series” means (a) with respect to any Note, the Series 1999-A Notes, the Series 2001-A, Tranche 2, Notes and the Series 2002-A Notes, as the context requires, and (b) with respect to
Exhibit A

any Make-Whole Note, the Series 1999-A Make-Whole Notes, the Series 2001-A Make-Whole Notes and the Series 2002-A Make-Whole Notes, as the context requires.
     “Series 1999-A Make-Whole Notes” has the meaning set forth in Section 1.3.
     “Series 2001-A Make-Whole Notes” has the meaning set forth in Section 1.3.
     “Series 2002-A Make-Whole Notes” has the meaning set forth in Section 1.3.
44. Schedule B of the 2003 Note Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:
     ““Default Rate” means, at any time, a rate of interest that is the greater of (i) 3.00% per annum above the rate of interest otherwise payable on the Notes at such time or (ii) 3.00% over the rate of interest publicly announced by Bank of America in Chicago, Illinois as its “base” or “prime” rate at such time.”
Exhibit A

EXHIBIT B-1
[FORM OF SERIES 1999-A NOTE]
FEDERAL SIGNAL CORPORATION
SENIOR NOTE, SERIES 1999-A
DUE JUNE 15, 2011

No. [_____]	Dated as of December 15, 2010
$[_______]	PPN: [_____]
          FOR VALUE RECEIVED, the undersigned, FEDERAL SIGNAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                     ] DOLLARS on June 15, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof, at the rate of (a) 10.79% per annum from December 15, 2010 until December 31, 2010, (b) 13.53% per annum from January 1, 2011 until June 30, 2011, (c) 14.03% per annum from July 1, 2011 until September 30, 2011, (d) 14.28% per annum from October 1, 2011 until December 31, 2011, (e) 14.53% per annum from January 1, 2012 until March 31, 2012 and (f) thereafter at the rate of 14.78% per annum, payable monthly in arrears on the last day of each month, commencing with March 31, 2011, on such dates until the principal hereof shall have become due and payable. To the extent permitted by law additional interest shall accrue and be payable on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at the Default Rate as defined in the Note Purchase Agreement referred to below.
          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of June 1, 1999, as supplemented by a First Supplement dated as of May 15, 2001, a Second Supplement dated as of November 15, 2001 and a Third Supplement dated as of December 1, 2002 and as amended by a Global Amendment to Note Purchase Agreements dated as of April 27, 2009 and a Second Global Amendment and Waiver to Note Purchase Agreements dated as of March 15, 2011 (as so supplemented and amended and hereafter from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.
Exhibit B-1

Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.
          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
          Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of June 17, 1999 of certain Subsidiaries of the Company. The rights and benefits of the holder of this Note hereunder and under the other Note Documents are subject to the provisions of the Intercreditor Agreement.
          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

FEDERAL SIGNAL CORPORATION
By:
Name:
Title:

By:
Name:
Title:

Exhibit B-1

2

EXHIBIT B-2
[FORM OF SERIES 2001-A, TRANCHE 2, NOTE]
FEDERAL SIGNAL CORPORATION
SENIOR NOTE, SERIES 2001-A,
TRANCHE 2, DUE MAY 30, 2011

No. [_____]	Dated as of November 30, 2010
$[_______]	PPN: [_____]
          FOR VALUE RECEIVED, the undersigned, FEDERAL SIGNAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                     ] DOLLARS on May 30, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof, at the rate of (a) 10.60% per annum from November 30, 2010 until December 31, 2010, (b) 13.34% per annum from January 1, 2011 until June 30, 2011, (c) 13.84% per annum from July 1, 2011 until September 30, 2011, (d) 14.09% per annum from October 1, 2011 until December 31, 2011, (e) 14.34% per annum from January 1, 2012 until March 31, 2012 and (f) thereafter at the rate of 14.59% per annum, payable monthly in arrears on the last day of each month, commencing with March 31, 2011, on such dates until the principal hereof shall have become due and payable. To the extent permitted by law additional interest shall accrue and be payable on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at the Default Rate as defined in the Note Purchase Agreement referred to below.
          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of June 1, 1999, as supplemented by a First Supplement dated as of May 15, 2001, a Second Supplement dated as of November 15, 2001 and a Third Supplement dated as of December 1, 2002 and as amended by a Global Amendment to Note Purchase Agreements dated as of April 27, 2009 and a Second Global Amendment and Waiver to Note Purchase Agreements dated as of March 15, 2011 (as so supplemented and amended and hereafter from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the
Exhibit B-2

confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.
          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
          Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of June 17, 1999 of certain Subsidiaries of the Company. The rights and benefits of the holder of this Note hereunder and under the other Note Documents are subject to the provisions of the Intercreditor Agreement.
          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

FEDERAL SIGNAL CORPORATION
By:
Name:
Title:

By:
Name:
Title:
Exhibit B-2

2

EXHIBIT B-3
[FORM OF SERIES 2002-A NOTE]
FEDERAL SIGNAL CORPORATION
SENIOR NOTE, SERIES 2002-A
DUE DECEMBER 15, 2012

No. [_____]	Dated as of December 15, 2010
$[_______]	PPN: [_____]
          FOR VALUE RECEIVED, the undersigned, FEDERAL SIGNAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                       ] DOLLARS on December 15, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof, at the rate of (a) 9.24% per annum from December 15, 2010 until December 31, 2010, (b) 11.98% per annum from January 1, 2011 until June 30, 2011, (c) 12.48% per annum from July 1, 2011 until September 30, 2011, (d) 12.73% per annum from October 1, 2011 until December 31, 2011, (e) 12.98% per annum from January 1, 2012 until March 31, 2012 and (f) thereafter at the rate of 13.23% per annum, payable monthly in arrears on the last day of each month, commencing with March 31, 2011, on such dates until the principal hereof shall have become due and payable. To the extent permitted by law additional interest shall accrue and be payable on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at the Default Rate as defined in the Note Purchase Agreement referred to below.
          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of June 1, 1999, as supplemented by a First Supplement dated as of May 15, 2001, a Second Supplement dated as of November 15, 2001 and a Third Supplement dated as of December 1, 2002 and as amended by a Global Amendment to Note Purchase Agreements dated as of April 27, 2009 and a Second Global Amendment and Waiver to Note Purchase Agreements dated as of March 15, 2011 (as so supplemented and amended and hereafter from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.
Exhibit B-3

Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.
          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
          Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of June 17, 1999 of certain Subsidiaries of the Company. The rights and benefits of the holder of this Note hereunder and under the other Note Documents are subject to the provisions of the Intercreditor Agreement.
          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

FEDERAL SIGNAL CORPORATION
By:
Name:
Title:

By:
Name:
Title:
Exhibit B-3

2

EXHIBIT B-4
[FORM OF SERIES 2003-A, TRANCHE 3 NOTE]
FEDERAL SIGNAL CORPORATION
FLOATING RATE NOTE, SERIES 2003-A
TRANCHE 3, DUE JUNE 30, 2013

No. A3R-[_____]	Dated as of December 31, 2010
$[_______]	PPN: [_____]
          FOR VALUE RECEIVED, the undersigned, FEDERAL SIGNAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [                     ], or registered assigns, the principal sum of $[                      ] on June 30, 2013, with interest (computed on the basis of a 360-day year and the actual number of days elapsed) on the unpaid principal thereof (a) at the rate of 8.10% per annum from January 1, 2011 until March 15, 2011 and (b) thereafter at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable monthly in arrears on the last day of each month, commencing with March 31, 2011, until the principal shall have become due and payable. To the extent permitted by law additional interest shall accrue and be payable on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, any overdue payment of any Prepayment Premium and any overdue payment of any LIBOR Breakage Amount at the Default Rate until paid.
          Payments of principal of, interest on and any Prepayment Premium or LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of June 1, 2003, as amended by a Global Amendment to Note Purchase Agreements dated as of April 27, 2009 and a Second Global Amendment and Waiver to Note Purchase Agreements dated as of March 15, 2011 (as hereafter from time to time amended and supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Reference is made to the Note Purchase Agreement for the definitions used herein and the method of calculating the interest and other payments to be made or in respect of this Note. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.
          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s
Exhibit B-4

attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Prepayment Premium and LIBOR Breakage Amount) and with the effect provided in the Note Purchase Agreement.
          Payment of the principal of, and interest, Prepayment Premium, if any, and LIBOR Breakage Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Subsidiary Guaranty dated as of June 1, 2003 of certain Subsidiaries of the Company. The rights and benefits of the holder of this Note hereunder and under the other Note Documents are subject to the provisions of the Intercreditor Agreement.
          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

FEDERAL SIGNAL CORPORATION
By:
Name:
Title:

By:
Name:
Title:

Exhibit B-4

2

EXHIBIT C
CONFIRMATION OF SUBSIDIARY GUARANTY
          Reference is made to (i) the Note Purchase Agreement dated as of June 1, 1999, as amended by that certain Global Amendment to Note Purchase Agreements dated as of April 27, 2009 (the “Global Amendment”) and as supplemented by a First Supplement dated as of May 15, 2001 (“First Supplement”), a Second Supplement dated as of November 15, 2001 (“Second Supplement”) and a Third Supplement dated as of December 1, 2002 (“Third Supplement”) among the Company and each of the Purchasers named in Schedules A thereto (such Note Purchase Agreement, as so amended and supplemented, the “1999 Note Agreement”) and (ii) the Master Note Purchase Agreement dated as of June 1, 2003 among the Company and the Purchasers named in Schedule A thereto (as amended by the Global Amendment, the “2003 Note Agreement” and, together with the 1999 Note Agreement, collectively, the “Note Agreements”).
          Pursuant to the Note Agreements the following series of Senior Notes were issued, all or a portion of which remain outstanding:
$50,000,000 10.79% Senior Notes, Series 1999-A, due June 15, 2011;
$50,000,000 10.60% Senior Notes, Series 2001-A, Tranche 2, due May 30, 2011;
$60,000,000 9.24% Senior Notes, Series 2002-A, due December 15, 2012;
$10,000,000 Floating Rate Senior Notes, Series 2003-A, Tranche 3, due June 30, 2013 (and, together with the Senior Notes referenced above, the “Existing Notes”).
Pursuant to Subsidiary Guaranties date as of June 17, 1999, June 1, 2003 and January 31, 2008, the undersigned guaranteed payment by the Company of all amounts due under the Note Agreements and the Notes. The Company and the holders of the Existing Notes have entered into a Second Global Amendment and Waiver to Note Purchase Agreements dated as of March 15, 2011 (“Second Global Amendment”) that modifies the Note Agreements and the Existing Notes.
          Each of undersigned acknowledge consents to such Second Global Amendment and acknowledges and affirms its obligations under each of the Subsidiary Guaranties. In witness whereof, the undersigned have caused this confirmation to be executed and delivered.
Dated: As of March 15, 2011
Exhibit C

Vactor Manufacturing, Inc.
Elgin Sweeper Company
Federal APD Incorporated.
FS Depot, Inc.
E-One New York, Inc.
Federal Sign and Signal, Inc.
Guzzler Manufacturing, Inc.
Federal Merger Corporation
Federal Signal Credit Corporation
FS Holding, Inc.
Victor Products USA, Incorporated
Jetstream of Houston, Inc.
Jetstream of Houston, LLP
FS Lighting, Inc. (formerly known as Pauluhn Electric Mfg. Co. Inc.)
FS Lighting, LLP (formerly known as Pauluhn Electric Manufacturing, LLP)
Athey Product, Inc.
Federal Sign, Inc.

By:
Name:
Title:

Exhibit C

2

EXHIBIT D-1
[FORM OF SERIES 1999-A MAKE-WHOLE NOTE]
FEDERAL SIGNAL CORPORATION
SERIES 1999-A MAKE-WHOLE NOTE
DUE JUNE 15, 2011

No. MW-[_____]	[Date]
$[_______]	PPN: 313855 G@1
          FOR VALUE RECEIVED, the undersigned, FEDERAL SIGNAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of (A) [                     ] DOLLARS and (B) the Additional Make-Whole Amount (defined below) (or so much thereof as shall not have been prepaid) on June 15, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof, at the rate of (a) 13.53% per annum from the date hereof until June 30, 2011, (b) 14.03% per annum from July 1, 2011 until September 30, 2011, (c) 14.28% per annum from October 1, 2011 until December 31, 2011, (d) 14.53% per annum from January 1, 2012 until March 31, 2012 and (e) thereafter at the rate of 14.78% per annum, payable monthly in arrears on the last day of each month, commencing with March 31, 2011, on such dates until the principal hereof shall have become due and payable. To the extent permitted by law additional interest shall accrue and be payable on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at the Default Rate as defined in the Note Purchase Agreement referred to below. For purposes hereof,
          “Additional Make-Whole Amount” shall mean with respect to this Make-Whole Note, any additional Make-Whole Amounts due and owing by the Company to the holder of this Note pursuant to any Applicable Prepayment (as defined in the Note Purchase Agreement (as defined below)) of the Series 1999-A Notes that are capitalized and added to the outstanding principal amount of this Make-Whole Note from time to time in accordance with Section 8.10(b) of the Note Purchase Agreement and listed in the grid schedule to this Make-Whole Note pursuant to Section 8.10(c) of the Note Purchase Agreement. For the avoidance of doubt, the aggregate amount of any Additional Make-Whole Amount added to this Make-Whole Note shall and shall be deemed to constitute (for purposes of the Note Purchase Agreement or otherwise) additional principal amount of this Make-Whole Note.
          Payments of principal (including any Additional Make-Whole Amount) of and interest on this Make-Whole Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as
Exhibit D-1

the Company shall have designated by written notice to the holder of this Make-Whole Note as provided in the Note Purchase Agreement referred to below.
          This Make-Whole Note is one of an issue of Series 1999-A Make-Whole Notes (herein called the “Make-Whole Notes”) issued pursuant to a Note Purchase Agreement, dated as of June 1, 1999, as supplemented by a First Supplement dated as of May 15, 2001, a Second Supplement dated as of November 15, 2001 and a Third Supplement dated as of December 1, 2002 and as amended by a Global Amendment to Note Purchase Agreements dated as of April 27, 2009 and a Second Global Amendment and Waiver to Note Purchase Agreements dated as of March 15, 2011 (as so supplemented and amended and hereafter from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Make-Whole Note that is not one of the holders named in the Note Purchase Agreement will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Make-Whole Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
          This Make-Whole Note is a registered Make-Whole Note and, as provided in the Note Purchase Agreement, upon surrender of this Make-Whole Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Make-Whole Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Make-Whole Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. This Make Whole Note may only be transferred, in whole or in part, in connection with the transfer of the Series 1999-A Note issued to the holder hereof on the Second Amendment Effective Date and must be transferred to the same transferee of such Series 1999-A Note in connection with each transfer of such Series 1999-A Note.
          This Make-Whole Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Make-Whole Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Purchase Agreement.
          Payment of the principal of and interest on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of June 17, 1999 of certain Subsidiaries of the Company. The rights and benefits of the holder of this Make-Whole Note hereunder and under the other Note Documents are subject to the provisions of the Intercreditor Agreement.
Exhibit D-1

2

          This Make-Whole Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

FEDERAL SIGNAL CORPORATION
By:
Name:
Title:

By:
Name:
Title:
Exhibit D-1

3

GRID SCHEDULE TO MAKE-WHOLE NOTE

	AMOUNT OF	TOTAL
	ADDITIONAL	ADDITIONAL	HOLDER OR
	MAKE-WHOLE	MAKE-WHOLE	COMPANY
	AMOUNT ADDED	AMOUNT ADDED	REPRESENTATIVE
DATE ADDED	TO PRINCIPAL	TO PRINCIPAL	SIGNATURE

Exhibit D-1

4

EXHIBIT D-2
[FORM OF SERIES 2001-A MAKE-WHOLE NOTE]
FEDERAL SIGNAL CORPORATION
SERIES 2001-A MAKE-WHOLE NOTE DUE MAY 30, 2011

No. MW-[_____]	[Date]
$[_______]	PPN: 313855 F#0
          FOR VALUE RECEIVED, the undersigned, FEDERAL SIGNAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of (A) [                     ] DOLLARS and (B) the Additional Make-Whole Amount (defined below) (or so much thereof as shall not have been prepaid) on May 30, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof, at the rate of (a) 13.34% per annum from the date hereof until June 30, 2011, (b) 13.84% per annum from July 1, 2011 until September 30, 2011, (c) 14.09% per annum from October 1, 2011 until December 31, 2011, (d) 14.34% per annum from January 1, 2012 until March 31, 2012 and (e) thereafter at the rate of 14.59% per annum, payable monthly in arrears on the last day of each month, commencing with March 31, 2011, on such dates until the principal hereof shall have become due and payable. To the extent permitted by law additional interest shall accrue and be payable on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at the Default Rate as defined in the Note Purchase Agreement referred to below. For purposes hereof,
     “Additional Make-Whole Amount” shall mean with respect to this Make-Whole Note, any additional Make-Whole Amounts due and owing by the Company to the holder of this Note pursuant to any Applicable Prepayment (as defined in the Note Purchase Agreement (as defined below)) of the Series 2001-A Notes that are capitalized and added to the outstanding principal amount of this Make-Whole Note from time to time in accordance with Section 8.10(b) of the Note Purchase Agreement and listed in the grid schedule to this Make-Whole Note pursuant to Section 8.10(c) of the Note Purchase Agreement. For the avoidance of doubt, the aggregate amount of any Additional Make-Whole Amount added to this Make-Whole Note shall and shall be deemed to constitute (for purposes of the Note Purchase Agreement or otherwise) additional principal amount of this Make-Whole Note.
          Payments of principal (including any Additional Make-Whole Amount) of and interest on this Make-Whole Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as
Exhibit D-2

the Company shall have designated by written notice to the holder of this Make-Whole Note as provided in the Note Purchase Agreement referred to below.
          This Make-Whole Note is one of an issue of Series 2001-A Make-Whole Notes (herein called the “Make-Whole Notes”) issued pursuant to a Note Purchase Agreement, dated as of June 1, 1999, as supplemented by a First Supplement dated as of May 15, 2001, a Second Supplement dated as of November 15, 2001 and a Third Supplement dated as of December 1, 2002 and as amended by a Global Amendment to Note Purchase Agreements dated as of April 27, 2009 and a Second Global Amendment and Waiver to Note Purchase Agreements dated as of March 15, 2011 (as so supplemented and amended and hereafter from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Make-Whole Note that is not one of the holders named in the Note Purchase Agreement will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Make-Whole Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
          This Make-Whole Note is a registered Make-Whole Note and, as provided in the Note Purchase Agreement, upon surrender of this Make-Whole Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Make-Whole Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Make-Whole Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. This Make Whole Note may only be transferred, in whole or in part, in connection with the transfer of the Series 1999-A Note issued to the holder hereof on the Second Amendment Effective Date and must be transferred to the same transferee of such Series 1999-A Note in connection with each transfer of such Series 1999-A Note.
          Make-Whole Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Make-Whole Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Purchase Agreement.
          Payment of the principal of and interest on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of June 17, 1999 of certain Subsidiaries of the Company. The rights and benefits of the holder of this Make-Whole Note hereunder and under the other Note Documents are subject to the provisions of the Intercreditor Agreement.
Exhibit D-2

2

          This Make-Whole Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

FEDERAL SIGNAL CORPORATION
By:
Name:
Title:

By:
Name:
Title:
Exhibit D-2

3

GRID SCHEDULE TO MAKE-WHOLE NOTE

	AMOUNT OF	TOTAL
	ADDITIONAL	ADDITIONAL	HOLDER OR
	MAKE-WHOLE	MAKE-WHOLE	COMPANY
	AMOUNT ADDED	AMOUNT ADDED	REPRESENTATIVE
DATE ADDED	TO PRINCIPAL	TO PRINCIPAL	SIGNATURE

Exhibit D-2

4

EXHIBIT D-3
[FORM OF SERIES 2002-A MAKE-WHOLE NOTE]
FEDERAL SIGNAL CORPORATION
SERIES 2002-A MAKE-WHOLE NOTE
DUE DECEMBER 15, 2012

No. MW-[_____]	[Date]
$[_______]	PPN: 313855 G*3
          FOR VALUE RECEIVED, the undersigned, FEDERAL SIGNAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of (A) [                     ] DOLLARS and (B) the Additional Make-Whole Amount (defined below) (or so much thereof as shall not have been prepaid) on December 15, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof, at the rate of (a) 11.98% per annum from the date hereof until June 30, 2011, (b) 12.48% per annum from July 1, 2011 until September 30, 2011, (c) 12.73% per annum from October 1, 2011 until December 31, 2011, (d) 12.98% per annum from January 1, 2012 until March 31, 2012 and (e) thereafter at the rate of 13.23% per annum, payable monthly in arrears on the last day of each month, commencing with March 31, 2011, on such dates until the principal hereof shall have become due and payable. To the extent permitted by law additional interest shall accrue and be payable on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at the Default Rate as defined in the Note Purchase Agreement referred to below. For purposes hereof,
     “Additional Make-Whole Amount” shall mean with respect to this Make-Whole Note, any additional Make-Whole Amounts due and owing by the Company to the holder of this Note pursuant to any Applicable Prepayment (as defined in the Note Purchase Agreement (as defined below)) of the Series 2002-A Notes that are capitalized and added to the outstanding principal amount of this Make-Whole Note from time to time in accordance with Section 8.10(b) of the Note Purchase Agreement and listed in the grid scheduled to this Make-Whole Note pursuant to Section 8.10(c) of the Note Purchase Agreement. For the avoidance of doubt, the aggregate amount of any Additional Make-Whole Amount added to this Make-Whole Note shall and shall be deemed to constitute (for purposes of the Note Purchase Agreement or otherwise) additional principal amount of this Make-Whole Note.
          Payments of principal (including any Additional Make-Whole Amount) of and interest on this Make-Whole Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as
Exhibit D-3

the Company shall have designated by written notice to the holder of this Make-Whole Note as provided in the Note Purchase Agreement referred to below.
               This Make-Whole Note is one of an issue of Series 2002-A Make-Whole Notes (herein called the “Make-Whole Notes”) issued pursuant to a Note Purchase Agreement, dated as of June 1, 1999, as supplemented by a First Supplement dated as of May 15, 2001, a Second Supplement dated as of November 15, 2001 and a Third Supplement dated as of December 1, 2002 and as amended by a Global Amendment to Note Purchase Agreements dated as of April 27, 2009 and a Second Global Amendment and Waiver to Note Purchase Agreements dated as of March 15, 2011 (as so supplemented and amended and hereafter from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Make-Whole Note that is not one of the holders named in the Note Purchase Agreement will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Make-Whole Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
          This Make-Whole Note is a registered Make-Whole Note and, as provided in the Note Purchase Agreement, upon surrender of this Make-Whole Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Make-Whole Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Make-Whole Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. This Make Whole Note may only be transferred, in whole or in part, in connection with the transfer of the Series 1999-A Note issued to the holder hereof on the Second Amendment Effective Date and must be transferred to the same transferee of such Series 1999-A Note in connection with each transfer of such Series 1999-A Note.
          This Make-Whole Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Make-Whole Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Purchase Agreement.
          Payment of the principal of and interest on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of June 17, 1999 of certain Subsidiaries of the Company. The rights and benefits of the holder of this Make-Whole Note hereunder and under the other Note Documents are subject to the provisions of the Intercreditor Agreement.
Exhibit D-3

2

          This Make-Whole Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

FEDERAL SIGNAL CORPORATION
By:
Name:
Title:

By:
Name:
Title:

Exhibit D-3

3

GRID SCHEDULE TO MAKE-WHOLE NOTE

	AMOUNT OF	TOTAL
	ADDITIONAL	ADDITIONAL	HOLDER OR
	MAKE-WHOLE	MAKE-WHOLE	COMPANY
	AMOUNT ADDED	AMOUNT ADDED	REPRESENTATIVE
DATE ADDED	TO PRINCIPAL	TO PRINCIPAL	SIGNATURE

Exhibit D-3

4

EXHIBIT E
ADDITIONAL SUBSIDIARY GUARANTORS
1.	PIPS Technology, Inc.
2.	Sirit Corp.
3.	VESystems, LLC
4.	Federal Signal Technologies, LLC
5.	Bronto Skylift, Inc.
Exhibit E

5